UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CAMDEN NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
TUESDAY, APRIL 28, 2020

The following press release and Notice of Change in Format (the “Notice”) supplement and relate to the proxy statement (the “Proxy Statement”) of Camden National Corporation (the “Company”), dated March 16, 2020, provided to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, April 28, 2020. The Notice is being filed with the Securities and Exchange Commission and is being made available on our website at www.camdennationalcorporation.com on or about April 13, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

On April 13, 2020, Camden National Corporation issued the following press release:

CONTACT:
Michael Archer
Corporate Controller
Camden National Corporation
(800) 860-8821
marcher@camdennational.com

FOR IMMEDIATE RELEASE

CAMDEN NATIONAL CORPORATION PROVIDES ADDITIONAL INFORMATION
REGARDING ITS APRIL 28, 2020 ANNUAL MEETING OF SHAREHOLDERS
DUE TO CORONAVIRUS (COVID-19) CONCERNS

Camden National Requests That All Shareholders Attend the Annual Meeting Virtually

CAMDEN, Maine, April 13, 2020 /PRNewswire/ -- Camden National Corporation (NASDAQ®: CAC; “Camden National”) announced today that its shareholders will be able to vote their shares and participate virtually at Camden National’s 2020 Annual Meeting of Shareholders, scheduled for 3:00 p.m. Eastern Daylight Time on Tuesday, April 28, 2020 (“Annual Meeting”). Camden National is taking these steps due to concerns regarding the coronavirus outbreak (COVID-19), and to assist in protecting the health and well-being of its shareholders and employees.

On March 24, 2020, the Governor of the State of Maine issued an executive order that prohibits gatherings of more than ten people. While the Annual Meeting will be held at Camden National’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856, Camden National will not be able to accommodate shareholders who wish to attend in person but encourages shareholders to participate virtually.

Shareholders of record as of the close of business February 24, 2020 can vote their shares and participate in the virtual meeting by visiting www.virtualshareholdermeeting.com/CAC2020. More information regarding virtual attendance at the Annual Meeting is available in additional proxy materials filed with the SEC, available at www.camdennationalcorporation.com.

Shareholders are urged to vote and submit their proxy in advance of the Annual Meeting, whether or not they are planning to attend the Annual Meeting, by following the instructions on the shareholder’s notice, proxy card, or voting instruction form.

About Camden National Corporation

Camden National Corporation (NASDAQ®: CAC) is the largest publicly traded bank holding company in Northern New
England with $4.4 billion in assets and 650 employees. Camden National Bank, its subsidiary, is a full-service community bank founded in 1875 in Camden, ME. Dedicated to customers at every stage of their financial journey, the bank offers the latest in digital banking, complemented by personalized service with 61 banking centers, 24/7 live phone support, 71 ATMs, and additional lending offices in New Hampshire and Massachusetts. For the past two years, Camden National Bank was named "Customer Experience Leader in U.S. Retail Banking" by Greenwich Associates, and in 2019, it was the only New England based organization included in Sandler O'Neill's "Bank and Thrift Sm-All Star" list of high-performing financial institutions. The Finance Authority of Maine has awarded Camden National Bank as "Lender at Work for Maine" for ten years. Comprehensive wealth management, investment and financial planning services are delivered by Camden National Wealth Management. To learn more, visit www.CamdenNational.com. Member FDIC.

NOTICE OF CHANGE IN FORMAT
OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2020

To the shareholders of Camden National Corporation:

Due to the concerns regarding the public health impact of the coronavirus outbreak ("COVID-19"), and to comply with the Governor of Maine’s recent executive order, which prohibits public gatherings of more than ten people (the “Executive Order”), NOTICE IS HEREBY GIVEN that shareholders will be permitted to attend the 2020 Annual Meeting of Shareholders ("Annual Meeting") of Camden National Corporation (the "Company") via live audio webcast.

As previously announced, the Annual Meeting will be held at 3:00 p.m. Eastern Daylight Time on Tuesday, April 28, 2020, at the Company’s Hanley Center, Fox Ridge Office Park, 245 Commercial Street, Rockport, Maine 04856. Shareholders will, however, be permitted to attend the Annual Meeting in person only to the extent consistent with, or permitted by, applicable law and directives of public health authorities. However, we do not anticipate being able to accommodate shareholders who wish to attend in person.

We strongly urge you to attend the Annual Meeting virtually, and, should you attend the Annual Meeting in person, you may be denied entry in accordance with the Executive Order.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you are a shareholder of record as of the close of business on the record date of February 24, 2020, or hold an appropriate legal proxy provided by your bank, broker, or other nominee. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Attending by virtual means: You will be able to virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CAC2020. To vote your shares or submit questions at the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. If you no longer have access to your control number, please contact the Company’s customer assistance center at (877) 816-3073 from Monday through Friday between the hours of 7:00 a.m. and 5:00 p.m. If you hold your shares in a brokerage account and no longer have access to your control number, the Company will not be able to provide your control number and you will need to contact your broker. If you do not enter your control number at the log-in page, you will be able to join the live audio webcast of the meeting, but you will not be able vote your shares or submit questions at the Annual Meeting.

During the Annual Meeting, we will answer questions that are submitted online by shareholders as time permits. However, we reserve the right to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting 15 minutes prior to the start of the Annual Meeting.

Voting by virtual means: You will be able to vote your eligible shares while attending the virtual annual meeting by following the instructions on the website at www.virtualshareholdermeeting.com/CAC2020.

The proxy card included with the proxy materials previously distributed will not be updated to reflect information provided above and may continue to be used to vote your shares in connection with the Annual Meeting.

By order of the Board of Directors,

Ann W. Bresnahan,
Secretary

April 13, 2020

The Annual Meeting at 3:00 p.m. Eastern Daylight Time on April 28, 2020 can be accessed at www.virtualshareholdermeeting/CAC2020. The proxy materials for the Annual Meeting that were previously distributed are available on our website at www.cacannualmeeting.com. You may also access the proxy materials at www.proxyvote.com.